Exhibit 10.30

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Supplier Agreement

PAGE	Title	Sign and Return	Confirm Receipt
2	New Vendor Setup Information	X
3	New Vendor Shipping Specifications	X
4	C&S Terms Letter		X
5-7	Master Purchase Order Terms and Conditions	X
8-10	CBD Addendum to Master Purchase Order Terms	X
11	Vendor Return Letter	X
12-14	AP Setup Form	X
15-16	Insurance Form	X
17-18	W-9	X
	Blank Invoice	X
	Foreign Supply Verification letter (additional attachment)	X
19	C&S Description Letter		X
20-32	Vendor Portal Setup Letter – Deals UI & MDM		X
33-34	Contact List for Internal Resolution		X
35	Condition of Sale		X
36	EDI Letter		X
37	ISQL		X
38-39	Reclamation		X
40	On Time Performance (OTP)		X
41	Bad Pallets		X
42	LTL Information		X
43	Paybox		X
44	Recall		X
	Deals UI Packet (additional attachment)		X
	Routing Guide (additional attachment)		X
	Deduction Management Guides		X

VENDOR NAME: Palmetto Gourmet Foods , Inc

SIGNATURE: Matt Talle

Date: 2020-12-21

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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 NEW VENDOR SETUP INFORMATION

SECTION 1: NAME AND REMIT TO INFORMATION
Company Name: Palmetto Gourmet Foods ,Inc
Fiscal Year End:
Remit To Address Primary: 782 Columbia Highway Saluda, SC 29138
Remit to Address Secondary:
Remit to Address Tertiary:
City/State/Zip/Country: Saluda/SC/ 29138/US
Main Phone Number: [*****]
Fax:
SECTION 2: CUSTOMER SERVICE CONTACT
Contact Name: Wendy Lewis
Contact Title: Customer Service Logistic
Contact Address Line 1: 782 Columbia Highway Saluda, SC 29138
Contact Address Line 2:
City/State/Zip/Country: Saluda/SC/ 29138/US
Phone: : [*****]
Fax:
Email: [*****]
SECTION 3: BROKER INFORMATION
Firm Name:
Firm Address:
Firm Address line 2:
City/State/Zip/Country:
Firm Phone:
Contact Name:
Rep Phone:
Rep Email:

SIGNATURE:	Matt Talle	Date: 2020.12.21

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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New Vendor Shipping Specifications

General Shipping
Do you have a direct plant ship program (Y/N) :
What is your published lead time (note if calendar or business days):
Is your company EDI compatible (Y/N):
(if not compatible, a charge of $[*****] per invoice will be instituted. For any questions, please contact [*****] @ [*****]

Do you have pick-up allowances (Y/N):

Shipping Location Name:
Shipping location address:
Shipping location address line 2:
City/State/Zip/Country:

Secondary ship point:
Shipping Location Name:
Shipping location address:
Shipping location address line 2:
City/State/Zip/Country:

Minimum Load Size:
Maximum Load Size:
Do you have private label items(Y/N):

Freight Paid: YES

Terms:
*C&S requires extended terms of 60 days on the first order*

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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 Re: Payment terms

Dear vendor,

In keeping with industry standards, C&S and our mutual retail customers expect payment terms to include a cash discount of, at minimum, [*****]%.

If your terms do not include a [*****]% cash discount, C&S requires an in person meeting with your national vice president of sales. C&S will not be able to expedite bringing you in as a new vendor until we are in agreement. We will maintain the appropriate line of communication with the applicable customer/s prior to finalizing our status with you.

We thank you and look forward to growing our business together.

C&S Management.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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Master Purchase Order Terms and Conditions

The undersigned company (“Seller”) does hereby agree that in consideration of purchases made, and to be made, by C&S Wholesale Grocers, Inc., its affiliates and subsidiaries, (collectively “Buyer”), that Seller shall be bound by the following terms and conditions for all purchases made by Buyer from Seller.

l. Seller, by the acceptance of orders from Buyer:

(a) guarantees that the products sold to Buyer are not adulterated or misbranded within the meaning of, and comply with, any applicable State or Federal laws or regulations, including the Federal Food, Drug and Cosmetic Act, and shall not be a product which may not, under the provisions of Section 404 and 505, be introduced into Interstate Commerce. Additionally, said products shall conform to all applicable Consumer Product Safety Standards, bans and rules issued under the Federal Consumer Product Safety Act (the “Act”) and the Federal Hazardous Substances Act (“FHSA”) and shall not be a product which is a banned hazardous product under the Act, or a banned hazardous substance under FHSA. In addition and insofar as applicable, said products have been inspected by the United States Department of Agriculture and shall not be adulterated or misbranded within the meaning of the Federal Meat Inspection act with all of its amendments, and shall not be an article which may not, under the provisions of Part 302 or 325, be introduced into Interstate Commerce. Seller represents and warrants that it is in full compliance with the Robinson-Patman Act of 1936 as amended. Seller further guarantees that any said products shall comply with all other federal laws, rules and regulations of all political subdivisions of the United States of America and with the laws, rules and regulations of the respective states and their respective political subdivisions whether now or hereinafter acted.

(b) agrees to defend and indemnify and hold harmless Buyer and Buyer’s customers, agents, officers, successors and assigns, harmless from all claims, actions, liability, damage, loss, fines or other penalties, and expenses arising or alleged to arise from patent, trademark or copyright infringement; from unfair competition; from injury to persons or damage to property due to defects or alleged defects in products sold by Seller to Buyer; in connection with a breach of the provisions set forth in Section 1(a) hereof; or from the failure of Seller to manufacture, produce, package, label or ship (if required) all merchandise and/or to furnish or supply services, equipment, or materials, in accordance with and in conformity with all legal requirements and in accordance with Buyer’s purchase order; provided, in the event the terms and conditions purchase order conflicts with or contradicts the terms and conditions of this master Purchase Order, the terms and conditions of this Master Purchase Order shall prevail.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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(c) agrees to accept return of products that fail to conform with the terms and conditions of the Buyer’s purchase order and this Master Purchase Order and to refund to Buyer the cost of said products and all expenses connected with the return.

(d) covenants that the merchandise sold to Buyer will comply with all of Buyer’s written specifications.

(e) agrees to provide Buyer Certificates of Insurance demonstrating that Seller has insurance from an insurance company acceptable to Buyer, with a Best rating of A- or higher, covering the following:

(i) Comprehensive general liability insurance coverage in the minimum amount of $[*****] combined single limit bodily injury and property damage per occurrence/$[*****] aggregate.

(ii) Such certificate must also specifically state that this liability insurance includes blanket contractual liability or specifically state that it provides contractual liability coverage for the risks and obligations assumed under this Agreement.

(iii) “C&S Wholesale Grocers, Inc., and all Subsidiaries thereof’ and “All C&S Customers” are to be named as an Additional Insureds through broad form endorsements to the comprehensive general liability insurance policy.

(iv) Automobile liability coverage in the minimum amount of $[*****] combined single limit bodily injury and property damage per occurrence/$[*****] aggregate.

(v) Worker’s compensation coverage in accordance with the laws of the states in which Seller is conducting business in a form satisfactory to Buyer.

2. By accepting this order, Seller represents and warrants that the payment terms and cash discounts are equal to or more favorable than, the terms and cash discounts offered to all other buyers. Seller also represents and warrants that the prices of Products are equal to, or more favorable than, the prices of such Products offered to buyers of similar volume quantities of Seller’s Products.  Upon request by Buyer, Seller agrees to cause a duly authorized officer of Seller to certify compliance with this Section. In addition, Buyer may retain an independent auditor to audit Seller’s compliance with this Section upon providing reasonable advance written notice to Seller.  If Seller is unable to certify compliance and/or if Buyer determines that Seller has breached this Section, Seller agrees to adjust the payment terms, cash discount, and/or price of Products, as applicable, and provide any proportional rebate due and owing to Buyer as a result of Seller’s violation of this Section.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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3. If applicable, Seller guarantees that it has on file a “continuing guarantee” under the terms of the Textile Fiber Identification Act.

4. If Seller is required to furnish a Material Safety Data Sheet under the Community Right to Know Act, Seller agrees to provide Buyer the Material Safety Data Sheet for each product prior to shipment.

5. The shipper of goods supplied by Seller must certify on Bills of Lading that freight has been sorted or segregated according to sizes, brands, or other distinguishing characteristics and so tendered to the carrier.

6. Upon Buyer’s request, Seller agrees to provide Buyer Seller’s most current certified financial statements.

7. Seller agrees that the terms and conditions of this Master Purchase Order govern all transactions between Seller and Buyer and supersede any inconsistent terms on any purchase orders, confirmations, shipping documents or similar documents.

The individual signing this Master Purchase Order represents to Buyer that he or she executed this Master Purchase Order on behalf of Seller and that he or she is authorized to bind the Seller to the terms and conditions set forth above.

Name of Seller: Palmetto Gourmet Foods, Inc

Name of Person Signing on

Behalf of Seller: Matt Talle

Signature: Matt Talle

Date: 2020.12.21

Signature: Matt Talle

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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Addendum to Master Purchase Order Terms and Conditions for Sellers of Products Containing Hemp-Derived Cannabidiol

This Addendum to Master Purchase Order Terms and Conditions (this “Addendum”) is attached to and made a part of that certain Master Purchase Order Terms and Conditions (the “Agreement”) dated as of __________________, both documents together referred to as (the “Purchase Contract”) between the undersigned company ( “Seller”) and C&S Wholesale Grocers, Inc., Its affiliates And subsidiaries, ( “Buyer”). The provisions in this Addendum shall govern in the event of any conflict with the provisions in the Agreement.

Seller and Buyer hereby add the following terms to the Agreement:

l. Seller, by the acceptance of orders from Buyer:

(a) guarantees that the Products containing hemp-derived cannabidiol (“CBD”) sold to Buyer comply with labeling requirements under applicable State or Federal laws or regulations, including the Federal Food, Drug and Cosmetic Act for cosmetics, foods, and dietary supplements. Seller further guarantees that any said Products shall comply with all other Federal laws, rules and regulations of all political subdivisions of the United States of America and with the laws, rules and regulations of the respective states and their respective political subdivisions whether now or hereinafter acted.

(b) guarantees that the Products containing hemp-derived cannabidiol sold to Buyer do not bear any express or implied claims of drug uses or disease treatment, including through graphics, on their labeling, packaging, or online marketing material.

(c) guarantees that the hemp used in manufacturing the Products is sourced from a grower in the United States in order to ensure that it is grown in accordance with the growing standards under Federal law.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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(d) guarantees that the hemp used in manufacturing the Products does not contain more than 0.3% tetrahydrocannabinol (“THC”) on a dry weight basis, and that the Products:

●	do not qualify as medical marijuana Products;
●	do not require a doctor’s prescription;
●	are properly labeled for retail sale and may legally be sold in the states in which such Products are sold;
●	comply with the standards and all applicable laws in the state(s) where such Product(s) are manufactured, packaged, and transported;
●	comply with all of the requirements of this Purchase Contract; and
●	no warning letters have been issued by the FDA or any other governmental entity pertaining to Supplier, Inner Workings, and/or the Products.

(e) agrees to provide up-to-date certifications that specific lots of Products have been tested by an independent certified laboratory for:

●	Non-synthetic CBD;
●	THC content of the hemp used in manufacturing the Products;
●	CBD content of the Products as stated on the Product label;
●	Microbial or other contamination;
●	Heavy metals (e.g. lead, arsenic);
●	Pesticides; and
●	Any other tests that at the discretion of Buyer may be considered appropriate in certifying the safety and integrity of the cosmetic Product.

The independent testing laboratory must be certified and licensed to analyze controlled substances in accordance with the ISO/IEC 17025:2017 testing standard. Seller must provide a copy of third-party laboratory test reports and certificates of analysis with every new shipment of the Products.

(f) agrees to the indemnification provisions set forth in Section 1(b) of the Agreement, and to defend and indemnify and hold harmless Buyer and Buyer’s customers, agents, officers,, successors and assigns, harmless from all claims, actions, liability, damage, loss, fines or other penalties, and expenses arising or alleged to arise; in connection with a breach of the provisions set forth in Section 1(a)-(e) hereof; or from the failure of Seller to manufacture, produce, package, label or ship (if required) all merchandise and/or to furnish or supply services, equipment, or materials, in accordance with and in conformity with all legal requirements and in accordance with Buyer’s purchase order; provided, in the event the terms and conditions of the purchase order conflicts with or contradicts the terms and conditions of Purchase Contract, the terms and conditions of the Purchase Contract shall prevail.

(g) agrees to be responsible for all risk associated with the sale of the Products. Upon request by Buyer, Seller agrees to buy back some or all of the Products from Buyer at any time for any reason (and in such instance, Seller will refund to Buyer within 30 days of such request the total amount paid for the Products, including, without limitation, the amount Buyer paid, shipping costs, and any other amounts). Seller would arrange to pick up such returned Products within 30 days of Buyer’s return request at Supplier’s expense. Examples of reasons Buyer may request a refund include, but are not limited to, the Products not being saleable in any state(s); Products expiration; new laws, rules, or regulations imposed in connection with the sale or marketing of the Products; if the Product(s) are damaged or slow moving or otherwise undesirable; if Buyer is required to obtain any type of license to sell the Products; if Buyer’s insurance changes; if regulatory authorities investigate or otherwise challenge Buyer’s sale of the Product(s); if retail customers are not purchasing the Products to Buyer’s satisfaction, or if Buyer no longer wishes to sell some or all of the Products.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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The individual signing this Addendum represents to Buyer that he or she executed this Addendum on behalf of Seller and that he or she is authorized to bind the Seller to the terms and conditions set forth above.

Name of Seller: Palmetto Gourmet Foods ,Inc

Name of Person Signing on

Behalf of Seller: Matt Talle

Signature: Matt Talle

Date: 2020.12.21

Signature: Matt Talle

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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